UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2011 (May 23, 2011)

Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25132	25-1741849
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Route de la Corniche 4
1066 Epalinges, Switzerland	NA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +011 41 21 653 45 35

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 23, 2011 the registrant ("Mymetics") received a letter from Abbott Laboratories agreeing to amend the existing License and Cooperation Agreements for Intranasal Delivery of APRECS based Vaccines and Virosomes based Vaccines between Mymetics B.V. and Abbott Biologicals B.V. ("Abbott") (formerly Solvay Pharamceuticals) to allow Mymetics to produce, commercialize and exploit its intra-nasal influenza vaccine technology and to use all data developed by Abbott under the license it had with Mymetics.  Abbott had completed a successful phase I clinical study in Europe using Mymetics' intra-nasal influenza vaccine technology. Mymetics was negotiating a formal termination agreement with Abbott but recently determined upon consultation with Dutch counsel to rely on the May 23, 2011 letter between itself and Abbott to terminate its license agreement with Abbott with respect to the intra-nasal influenza vaccine.  Mymetics has issued a press release regarding the termination of its license agreement with Abbott, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MYMETICS CORPORATION

Date: October 4, 2011	By:	/s/ Jacques-François Martin
Jacques-François Martin
President and Chief Executive Officer